INVESTMENT AND PARTICIPATION AGREEMENT


THIS AGREEMENT made as of the 19th day of February, 1996

AMONG:

               PACIFIC CANADA RESOURCES INC., a body corporate incorporated under the laws of Ontario, with an office at 350 Bay Street, Toronto, Ontario, M5H 2S6

               ("PCR")

AND:

               TECK CORPORATION, a body corporate incorporated under the laws of Canada, with an office at 700 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L9

               ("Teck")

AND:

               COMINCO LTD., a body corporate incorporated under the laws of Canada, with an office at 500 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L7

               ("Cominco")

WHEREAS:

(A) Under Chinese law a foreigner may acquire an interest in a joint venture or other recognized Chinese vehicle which in turn holds a mineral property in China;

(B) PCR intends to acquire indirect interests in mineral properties in China and the right to exploit mineral properties in China, and in appropriate circumstances to transfer such rights and interests to Opco (as defined herein) or a subsidiary of PCR (and any continuing reference to PCR shall mean Pacific Canada Resources Inc. or any subsidiary used by it to acquire the indirect interests aforesaid) and, in connection therewith it is intended that Opco and the subsidiary will sign a separate investment and participation agreement, substantially on the terms of this Agreement, with Teck and Cominco;

(C) The parties have separately executed confidentiality agreements under which Cominco and Teck may conduct site visits of mineral properties which PCR holds or has identified for potential acquisition;

(D) This Agreement provides for the manner in which Cominco and Teck may acquire part of PCR's or Opco's interest in any NCI or Property (both as defined herein) or any mineral property that is acquired;

(E) At the same time PCR and Opco will require working capital, Teck and Cominco wish to invest, and PCR has agreed to grant and to cause Opco to grant certain rights in consideration of such investments;

(F) PCR also intends to raise capital by public financing to generate the funds necessary to advance one or more Properties to the stage of a preliminary feasibility report;

(G) The parties have agreed that the interest to be acquired by Teck and Cominco in PCR's or Opco's interest in an NCI or a Property may be increased in through a good faith negotiation outside the terms of this Agreement at some future time; and

(H)  The parties wish to record their respective rights and obligations.

THEREFORE the Parties agree as follows:

                                     PART 1

                                  CONSTRUCTION

Definitions

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

     Acquired Property means a Property in respect of which

     (i) the Owner has entered into a formal joint venture agreement (as such term is understood in China) with a Chinese entity pursuant to which the Owner has the right to acquire an NCI, and

     (ii) the Chinese entity has applied for approval of the appropriate Chinese Governmental Authority pursuant to a request by the Owner to negotiate a joint venture contract with the Owner;

     Affiliate of a Party has the meaning ascribed to it in the Securities Act (British Columbia).

     Business Day means a day that is not a Saturday, Sunday or a statutory holiday in British Columbia.

     Closing means the closing of the purchase and sale of the Purchased Shares.

     Closing Date means March 1, 1996, or such other date as the Parties may agree upon.

     Commitment Notice means a notice delivered to the Owner by the Investors pursuant to ss.6.13 or 6.17 that they intend to proceed with programs contemplated in a Final Feasibility Report and they have commitments from lenders for the debt portion of the project financing, as evidenced by certified copies of the lenders' commitment letters to the Investors delivered with the notice.

     Common Share means a common share, as constituted as at the date of this Agreement, in the capital of PCR.

     Confidentiality Agreements mean the agreements between PCR and Teck dated April 29, 1994, and between PCR and Cominco dated as of October 1, 1995.

     Costs means cash outlays, expenses, obligations and liabilities of whatever kind or nature, but without duplication.

     Designated Investor means, in the case of a base metal Property, Cominco, and in all other cases, Teck.

     Development   Property  means  an  Acquired  Property  that  the  Investors determine, pursuant to ss.6.1, should be governed by this Agreement and categorize as a Development Property pursuant to ss.6.4.

     Earn-in Period means the period of time beginning on the date hereof and ending on the date the Earn-In Rights terminate in accordance with ss.6.6.

     Earn-in Rights means those rights to earn an Interest in an NCI in respect of an Acquired Property, more particularly set out in ss.6.8 and 6.14.

     Encumbrance means a security interest, mortgage, pledge, hypothecation, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, licence, assignment, option, claim or other title defect, encumbrance or charge whatsoever, whether or not registered or registrable.

     Exercise Notice means, with respect to an Acquired Property, a written notice delivered by an Investor that it intends to proceed with the preparation of a Final Feasibility Report under Part 6.

     Expenditures means all Costs spent or incurred or deemed incurred hereunder by a Party in connection with a Property including:

     (i)  monies   expended  in  maintaining  the  Property  in  good  standing, including any monies expended in doing and filing assessment work and any required vendor's or royalty payments;

     (ii) monies   expended  in  exploring   the   Property,   including   doing
          geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing;

     (iii)monies expended in acquiring assets for use on or in connection with the Property;

     (iv) monies expended in paying the fees, wages, salaries and traveling expenses of all employees of a Party or associated entities engaged in work with respect to and for the benefit of the Property, together with an amount for fringe benefits usually paid by such Party;

     (v) monies expended in paying for the food, lodging and other reasonable needs of the persons referred to in clause (iv) hereof;

     (vi) a charge equal to

          (A)  10% before the date of a Commitment Notice, and

          (B)  3% thereafter,

          for unallocable overhead and head office expenses and all other expenses relating to supervision and management of all work done with respect to and for the benefit of the Property of all Expenditures, other than the charge referred to in this clause (vi);

     (vii)monies expended or set aside for environmental remediation and reclamation;

     (viii) all Costs related to the preparation of programs and reporting as to the results thereof;

     (ix) all Costs related to the preparation of a Final or Preliminary Feasibility Report and a production program;

     (x) all Costs related to construction and development programs up to commercial production; and

     (xi) all Costs related to operations after the date of commencement of commercial production.

     Exploration   Property  means  an  Acquired  Property  that  the  Investors determine, pursuant to ss.6.1, should be governed by this Agreement and which has been categorized as an Exploration Property pursuant to ss.6.4.

     Final Feasibility Report means a detailed report showing the feasibility of placing a Property or part thereof into commercial production and including at least the following information:

     (i) a description of that part of the Property to be covered by the proposed mine;

     (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof;

     (iii) the proposed procedure for development, mining and production;

     (iv) results of ore amenability tests (if any);

     (v) the nature and extent of the facilities proposed to be acquired or constructed and, if the size, extent and location of the ore body makes mill facilities feasible, a preliminary design for such mill facilities;

     (vi) the total costs, including capital budget, reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such cost requirements;

     (vii) environmental impact studies and costs thereof;

     (viii) the period in which it is proposed the Property shall be brought to commercial production;

     (ix) such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

     (x) working capital requirements for the initial four months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances.

     First Recovery Date means the date on which the first of either an Owner or an Investor recovers its Prior Costs from Net Proceeds.

     Governmental Authority means a federal, state, provincial, regional, municipal or local government or subdivision thereof including an entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or subdivision.

     Interest means an undivided interest in and to an NCI in respect of an Acquired Property held by an Owner or an Investor, as the case may be.

     Investors means Teck and Cominco and Investor means any one of them.

     Joint Venture Agreement means the agreement to be entered into among the parties pursuant to ss.6.22 defining the respective rights and obligations with respect to the joint ownership (directly or indirectly) of, and operation of activities on, an Exploration Property or Development Property, as the case may be, once an Investor has earned an Interest.

     Minimum Percentage means with respect to the Investors, 50% of that percentage of the issued common shares of PCR or Opco issued to both Investors pursuant to ss.3.1 as compared to the total issued common shares of PCR at the Closing Date or Opco on the closing date of the private placement in Opco, as the case may be.

     NCI, with respect to a Property, means a direct or indirect interest therein that is available for a non-Chinese entity or foreigner to acquire under Chinese law and is held by or available to the Owner, including shares, or a contractual right to acquire shares, in a Chinese company that owns or holds a direct or indirect interest in the Property.

     Net Proceeds means that amount which remains after the initial cash flows available or attributable to the Parties' Interest from sales of product from the mine have been used to pay operating, marketing and distribution costs; taxes (other than income taxes) and royalties; any advances which a

     Party has made to cover sustaining capital requirements or operating losses during the "cost recovery" period contemplated in ss.6.23 or ss.6.24; and the administrative charge contemplated in ss.(vi)(B) of the Expenditures definition on costs incurred from the date of commencement of commercial production.

     Opco means a company that is a reporting issuer under the securities laws of a province of Canada and whose common shares are either listed on a Canadian stock exchange or are traded over-the-counter in Canada.

     Opco Shares means voting shares in the capital of Opco.

     Owner with respect to a Property means whichever of PCR or Opco owns or has the right to acquire an NCI in respect thereof.

     Owner's Offer with respect to a Property has the meaning set out in ss.7.2.

     Parties means two or more of PCR, Teck and Cominco and Party means any one of them.

     Person means an individual, corporation, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative, or government official or ministry.

     Preliminary Feasibility Report means an intermediate level report, prepared in accordance with Canadian industry standards, having as its objective a determination whether a project justifies a detailed analysis and cost of a Final Feasibility Report, and identifying aspects of the project that are critical to its viability and that necessitate in-depth investigations through functional or support studies and will be expected to include evaluation of estimated reserves, preliminary mining methods and equipment selections, preliminary metallurgical analysis, workable flow sheet for a process plant, support services and facilities, manpower sources and costs, project implementation schemes, market evaluation, environmental and cultural issues, and a preliminary financial analysis based on investment costs, production costs, and market potential.

     Prime Rate means, at any particular time, the annual rate of interest announced from time to time by Bank of Montreal, main branch, Vancouver, British Columbia as a reference rate then quoted as being in effect on Canadian dollar loans made in Canada to its most creditworthy commercial customers and as to which from time to time a certificate of an officer of such Bank shall be conclusive.

     Prior Costs with respect to a Property means the Expenditures incurred by the Owner or Investor at the time incurred but before the date of commencement of commercial production, all stated in United States dollars.

     Property means a mineral property in China by whatever instrument it may be held and any interest, contractual right or other right to acquire an interest therein and includes an Acquired Property, an Exploration Property and a Development Property.

     Purchased Shares means the common shares to be issued to the Investors pursuant to ss.3.1 hereof.

     Requisite Approvals means the approvals of stock exchanges and other regulatory authorities having jurisdiction to review and grant approval of the transactions contemplated by this Agreement.

     Second Recovery Date means the date on which the last of the Owner and the Investors recovers its Prior Costs from Net Proceeds.

     Underlying Agreement means any agreement in existence at the date hereof, or that comes into existence after the date hereof, entitling the Owner to acquire an NCI in respect of an Acquired Property.

Interpretation

1.2 For all purposes of this Agreement, except as otherwise expressly provided or as the context otherwise requires:

     (a) "this Agreement" means this agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement together with all schedules and other attachments to it;

     (b) the headings are for convenience only and shall not be used to interpret this Agreement;

     (c) the word "including," when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

     (d) an accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with generally accepted accounting principles in Canada;

     (e) except where otherwise stated, all references to currency mean United States currency;

     (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time and any statute or regulation that supplements or supersedes such statute or regulations;

     (g) a reference to a Part means a Part of this Agreement and the symbol "ss." followed by a number or some combination of numbers and letters refers to the provision of this Agreement so designated and the symbol "ss." followed by a letter within a provision refers to a clause within such provision;

     (h)  a reference to a person includes a successor to that person;

     (i) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa;

     (j) a reference to "approval," "authorization" or "consent" means written approval, authorization or consent; and

     (k) references to payments to be made by certified cheque will be deemed to contemplate payment by certified cheque drawn on, or bank draft issued by, a Canadian chartered bank, payable at par in Vancouver, British Columbia and payable to the party entitled to receive payment or its counsel, in trust.

Schedules

1.3  The following schedules are incorporated into this Agreement by reference:


    Schedule                             Description                         Reference
    --------                             -----------                         ---------
        A         Capital of PCR and Rights to Acquire Securities            ss.2.3(f)
        B         Right to Acquire Interests in NCI's or Properties of PCR   ss.2.3(f)
        C         List and Description of Underlying Agreements              ss.2.3(n)
        D         Form of Consent and Waiver                                 ss.2.4(e)(ii)
        E         Net Smelter Return Royalty                                 ss.6.22
        F         Terms of Joint Venture                                     ss.6.20


Governing Law

1.4 This Agreement shall be construed and governed by the laws in force in the Province of British Columbia and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each Party irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This paragraph shall not be construed to affect the rights of a Party to enforce a judgment or award outside the said Province, including the right to record or enforce a judgment or award in any jurisdiction in which the Property is situated.

Severability

1.5 If any provision of this Agreement is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

                                     PART 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of Teck

2.1 Teck represents and warrants to PCR, as representations and warranties on which PCR has relied in entering into this Agreement and which will survive the execution hereof, that:

     (a) Teck is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, violate or result in the breach of its constating documents;

     (c)  this   Agreement   has  been  duly  executed  and  delivered  by,  and
          constitutes a legal, valid and binding obligation of Teck enforceable against it in accordance with its terms; and

     (d)  Teck is acquiring the Purchased Shares as principal.

Representations and Warranties of Cominco

2.2 Cominco represents and warrants to PCR, as representations and warranties on which PCR has relied in entering into this Agreement and which will survive the execution hereof, that:

     (a) Cominco is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, violate or result in the breach of its constating documents;

     (c)  this   Agreement   has  been  duly  executed  and  delivered  by,  and
          constitutes  a  legal,   valid  and  binding   obligation  of  Cominco
          enforceable against it in accordance with its terms; and

     (d)  Cominco is acquiring the Purchased Shares as principal.

Representations and Warranties of PCR

2.3 PCR represents and warrants to each of Teck and Cominco, as representations and warranties upon which Teck and Cominco have relied in entering into this Agreement, which will be true at the Closing of the purchase of the Purchased Shares and which will survive the execution hereof, that:

     (a) it is a corporation duly organized and validly subsisting under the laws of its incorporating jurisdiction and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by, this Agreement;

     (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, (i) violate or result in the breach of its constating documents or (ii) conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

     (c) no proceedings are pending for and PCR is unaware of any basis for the institution of any proceedings leading to the dissolution or winding-up of PCR or the placing of it into bankruptcy or subject to any other laws governing the affairs of insolvent persons;

     (d) Schedule A accurately sets out the authorized and issued capital of PCR;

     (e)  this   Agreement   has  been  duly  executed  and  delivered  by,  and
          constitutes a legal, valid and binding obligation of PCR enforceable against it in accordance with its terms;

     (f) no person, other than the Investors or as set out in Schedules A and B, has any right, agreement or option, present or future, contingent or absolute or any right capable of becoming a right, agreement or option

          (i) to require PCR to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable into shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital,

          (ii) for the issue or allotment of any of the authorized but unissued shares in its capital,

          (iii) to require PCR to create any additional shares in its capital,

          (iv) to require PCR to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital,

          (v) to require PCR to distribute any or all of its assets, or to declare any dividends,

          (vi) for the purchase of any assets or the acquisition of any interest in a Property or an NCI, or

          (vii) to purchase or otherwise acquire any securities of PCR;

     (g) no finder's fees, commission or financial services fees of any type whatsoever are payable by PCR in connection with the transactions contemplated by this Agreement except as will be disclosed to and agreed by the Investors, such agreement not to be unreasonably withheld, and not to exceed the regulatory maximum permitted;

     (h) since the end of its most recently completed fiscal year, PCR has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of PCR, financial or otherwise, including any change arising as a result of any legislative or regulatory change, modification, revocation or suspension of any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects or financial condition of PCR;

     (i) no order prohibiting the issue and sale or resale of securities by PCR has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of PCR contemplated or threatened;

     (j) this Agreement and any statement furnished to Teck and Cominco by or on behalf of PCR do not contain and will not contain any untrue statement of material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

     (k) all taxes, assessments, levies and other amounts, the non-payment of which could affect PCR's ownership interest or title to an NCI or Acquired Property, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

     (1) Schedule C contains a complete list of all Underlying Agreements at the date hereof; and

     (m) PCR owns, at the date hereof, the NCI's or has rights to acquire an NCI in Properties as set out in the Underlying Agreements on Schedule C and has the right to acquire NCI's in China.

Covenants of PCR

2.4  PCR covenants with Teck and Cominco that:

     (a) until the Closing, each Investor and its counsel and other advisors and representatives will be entitled to have full access during normal business hours to all records relating to PCR, all Affiliates of PCR and their businesses and PCR will furnish or cause to be furnished to each Investor and its representatives all data and information concerning the business, finances, operations and properties of and all Affiliates of PCR that may reasonably be requested and will provide on a timely basis such written consents as may be requested by Teck or Cominco for the purpose of due diligence searches;

     (b) all representations, warranties, covenants and agreements of PCR set forth in this Agreement and in any written statements delivered under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

     (c) PCR intends to acquire more than 50% of the issued and outstanding Opco Shares and will use its best efforts to complete such acquisition within three months after the Closing;

     (d) subject to receipt of all Requisite Approvals and to applicable law, unless otherwise mutually agreed between PCR on one hand and the Investors (acting as one Party) on the other hand, if PCR transfers and assigns NCI's in respect of Acquired Properties, and all its rights to acquire interests (including pursuant to an Underlying Agreement) in such NCI's to Opco, the consideration in the case of Acquired Properties that are the subject of existing Underlying Agreements at the time of the first transfer, shall be satisfied by issuance of Opco Shares and in all other cases, for some combination of cash or non-cash consideration the value of which shall be negotiated between PCR and Opco for each of those Properties at the time of the transfer;

     (e)  during the Earn-In Period

          (i) PCR will, and will cause Opco to, promptly provide each Investor with a copy of each Underlying Agreement negotiated or entered into after the date hereof,

          (ii) PCR will, and will cause Opco to, use its best efforts to cause each optionor, joint venturer or co-owner under an Underlying Agreement or co-ownership agreement to which PCR or Opco is or may become party to execute the form of consent and waiver attached hereto as Schedule D and will keep each Investor informed of its progress in obtaining such consents and waivers,

          (iii)PCR will not, and it will ensure Opco does not, without the Designated Investor's prior written consent (such consent not to be unreasonably withheld), agree to amend any Underlying
               Agreement in a manner that may materially adversely affect the Investors, and

          (iv) PCR will use its best efforts to secure, as part of any Underlying Agreement entered into, the right for the Owner to provide management and direction of, and to operate, programs of work on the subject Acquired Property, and

          (v) PCR will consult with the Investors with respect to work programs for each Acquired Property and budgets for each Acquired Property and will provide the Designated Investor with such information concerning each Acquired Property and the activities on or in respect thereof and the results of such activities as the Investors may from time to time reasonably request; and

     (f) following the Earn-in Period, PCR will not, and it will ensure Opco does not, with respect to the Properties on which the Investors have exercised their Earn-in Rights, without the Designated Investor's prior written consent (such consent not to be unreasonably withheld), agree to amend any Underlying Agreement in a manner that may materially adversely affect the Investors.

Covenants of Teck

2.5  Teck covenants with PCR that:

     (a) all representations, warranties, covenants and agreements of Teck set forth in this Agreement and in any written statement delivered by Teck under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

     (b)  it will at all times and from time to time  cooperate  with each other
          Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each Party of all or any of the provisions herein contained and, in particular, execute under its corporate seal or otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof;

     (c) subject to ss.2.8, it will use all reasonable efforts to ensure that the Investors do not collectively own more than 20% of the issued and outstanding common shares of PCR or Opco, as the case may be; and

     (d)  Teck will give notice to the Owner immediately  following each sale of
          Purchased   Shares  and  upon   becoming   aware  that  the  Investors
          shareholding has fallen below the Minimum Percentage.

Covenants of Cominco

2.6  Cominco covenants with PCR that:

     (a) all representations, warranties, covenants and agreements of Cominco set forth in this Agreement and in any written statement delivered by Cominco under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

     (b)  it will at all times and from time to time  cooperate  with each other
          Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each party of all or any of the provisions herein contained and, in particular, execute under its corporate seal or otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof;

     (c) subject to ss.2.8, it will use all reasonable efforts to ensure that the Investors do not collectively own more than 20% of the issued and outstanding common shares of PCR or Opco, as the case may be; and

     (d) Cominco will give notice to the Owner immediately following each sale of Purchased Shares and upon becoming aware that the Investors shareholding has fallen below the Minimum Percentage.

Survival

2.7 The representations, warranties, covenants, agreements and conditions hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement, shall survive the acquisition by an Investor of any interest in a Property and related assets hereunder and shall be unaffected by any due diligence undertaken by and Investor in respect of this Agreement and each Party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement (including lawyer's fees and disbursements).

Limitation

2.8 The restriction as to investment level set out in ss.2.5(c) and 2.6(c) ceases to apply on the earliest to occur of the following events:

     (a) a significant change of control of PCR, of which PCR hereby agrees to give the Investors immediate notice upon becoming aware of the occurrence of the change, or Opco, provided that PCR shall give the Investors at least five clear trading days prior notice of its intention to sell any Opco Shares which would or are likely to result in a change of control of Opco, as the case may be;

     (b) except where such reduction occurs as a result of dispositions by an Investor, the combined interests of the Investors and Ken Cai (whether directly or indirectly through PCR and whether by ownership, control of or direction over) in Opco Shares falling below 25%;

     (c) any reconstitution of management of PCR or Opco, as the case may be, that results in Ken Cai not being part of management;

     (d) a Person (by itself or together with its Affiliates) or two or more Persons acting jointly and in concert with each other acquiring more than 10% of the outstanding shares of PCR or Opco;

     (e) a takeover bid of which either PCR or Opco is the offeree; provided that if a takeover bid or any competing takeover bid is not successful according to its terms, the restriction set out in ss.2.5(c) and ss.2.6(c) shall continue to apply; and

     (f) an Owner offering more than 5% of any particular share offering to a Person who is engaged in the business of mineral exploration, mining, smelting or refining.

                                     PART 3

                      INVESTMENT IN PCR AND GRANT OF RIGHTS

Issue of Shares and Grant of Rights

3.1 Relying upon the representations contained herein, in consideration of the investment by the Investors, and subject to the terms and conditions hereof, PCR hereby:

     (a) agrees to cause Opco to issue and deliver to each Investor, upon receipt of $500,000 Canadian from such Investor, that number of common shares of Opco as are equal to 6%, or such lesser percentage as each Investor may agree, of its issued and outstanding common shares calculated on a fully diluted basis after having given effect to the investment by the Investors or to cause a subsidiary of PCR

          (i) to issue and deliver to each Investor, upon receipt of $500,000 Canadian form such Investor, that number of common shares of such subsidiary as are equal to 6% of its issued and outstanding common shares calculated on a fully diluted basis after having given effect to the investment by the Investors,

          (ii) to use its best efforts to cause such subsidiary to amalgamate with Opco within the four months next following the Closing Date, and

          (iii)to structure such amalgamation so that it will result in each of the Investors owning that number of common shares of such amalgamated entity as are equal to 6%, or such higher percentage as may arise as a result of the Investors owning shares in Opco prior to the amalgamation, of its issued and outstanding common shares calculated on a fully diluted basis as at the date of the amalgamation;

     (b) grants to each Investor the right, until the second anniversary of the date on which PCR acquires common shares of Opco, to require PCR to cause an amalgamation of Opco and the issuing entity in ss.3.1(a) as will result in the Investors owning Opco Shares;

     (c) grants and will cause Opco to grant, to each Investor, until such time, if any, as the Investors first cease to collectively own the Minimum Percentage:

          (i) the joint right to nominate one individual for election as a director of PCR or Opco provided that upon the Investors' nominee being elected as a director of Opco, any director of PCR who is a nominee of the Investors shall resign from his position as director of PCR,

          (ii) the  Earn-in  Rights  and   preferential   purchase  rights  more
               particularly   described   in  Parts  6  and  7  and  the  rights
               contemplated in ss.2.4(e), and

          (iii)the right to participate in future Financings of PCR and Opco, as set forth in Part 5,

          provided that, if the grant to the Investors under this ss.3.1(c) terminates, the Investors rights under Parts 6 and 7 shall not be affected as they relate to Properties in respect of which the Investors have exercised their Earn-In Rights; however, the Investors' rights under Parts 6 and 7 shall continue as to any unexercised Earn-In Rights until March 1, 2004, regardless of whether the Acquired Properties are held by PCR or Opco. In determining whether the Investors have ceased to hold the Minimum Percentage, there shall be excluded from the determination any shares issued as consideration for the acquisition of Properties after the date on which the Investors first acquire Common Shares or Opco Shares and any shares issued as performance shares, the result of the exercise of directors' stock or other options or any other shares which are issued in a manner in which the Investors are unable to exercise their rights under Part 5.

     (d) agrees to cause Opco to execute a counterpart of this Agreement agreeing to be bound by, and to comply with, the provisions hereof.

                                     PART 4

                                     CLOSING

Time and Place of Closing

4.1 The Closing will take place at 2:00 p.m. (Toronto time) on the Closing Date at Teck's offices in Toronto, Ontario or such other place and time as the Parties may agree.

Deliveries by the Investors

4.2  At the Closing each Investor will, subject to Part 8, deliver to PCR:

     (a) a cheque or bank draft for $500,000 Canadian (being the purchase price for that Investor's Purchased Shares);

     (b) an opinion of counsel, acceptable to PCR, as to the matters set out in ss.4.5;

     (c) a certificate of an officer as to the truth and accuracy of the representations, warranties and covenants of the Investor as at the Closing; and

     (d) such other instruments and documents as are required to be delivered at Closing by the Investor to PCR pursuant to the provisions of this Agreement or as are reasonably required to evidence compliance with the representations, warranties and covenants of the Investor contained herein.

Deliveries by PCR at Closing

4.3  At the Closing PCR will, subject to Part 8, deliver to each Investor:

     (a) a certificate representing the Purchased Shares registered in the name of the Investor;

     (b) an opinion of counsel acceptable to the Investors as to the matters set out in ss. 4.4;

     (c) a certificate of an officer as to the truth and accuracy of the representations, warranties and covenants of PCR as at the Closing; and

     (d) such other instruments and documents as are required to be delivered at Closing by PCR pursuant to the provisions of this Agreement or as are reasonably required to evidence compliance with the representations, warranties and covenants of PCR contained herein.

Opinions

4.4 PCR shall deliver at the Closing an opinion of counsel, addressed to each Investor and in a form reasonably satisfactory to the Investor, as to:

     (a) the matters set out inss.2.3(a), (d), and (e) and, limited as set out in ss.4.6, ss.2.3(b) and (f);

     (b) the valid allotment and issuance of the Purchased Shares to the Investor as fully paid and non-assessable; and

     (c)  such other matters as the Investor shall reasonably request.

4.5 Each Investor shall deliver at the Closing an opinion of counsel, addressed to PCR and in a form reasonably satisfactory to PCR, as to:

     (a)  in the case of Teck, the matters set out inss.2.1(a) and (b);

     (b)  in the case of Cominco, the matters set out inss.2.2(a) and (b); and

     (c)  such other matters as PCR shall reasonably request.

4.6 In giving the opinion regarding matters set out in ss.2.3(b)(ii) and 2.3(f) counsel may state that such counsel has no actual knowledge of any such agreement or right.

                                     PART 5

                    GRANT OF SUBSCRIPTION RIGHTS TO INVESTORS

Right to Subscribe

5.1 PCR hereby grants, and will cause Opco to grant, to each Investor the right to purchase equity securities of PCR or Opco, as the case may be, or securities convertible into equity securities of PCR or Opco, as the case may be, (such equity securities and securities convertible into equity securities being referred to as "Securities") from time to time, in the circumstances and manner set out below.

5.2 If PCR or Opco intends to allot any Securities (for any purpose including raising working capital generally or to cover its share of program costs in respect of a Property), it shall first offer to sell, free of fees, brokerage or commissions, such number of the Securities to the Investors to ensure that the

Investors' aggregate percentage ownership of issued and outstanding Securities of PCR or Opco, as the case may be, will remain unchanged after giving effect to the allotment.

5.3 The offer shall be made in writing and shall specify any conditions to the offer; the price per offered Security; and that if an Investor does not, within the time stipulated (which shall not be less than 10 days nor more than 30 days), elect in writing to exercise the option hereunder with respect to the offered Securities (in whole or in part), that Investor will be deemed to have elected not to exercise the option as to the offered Securities.

5.4 The purchase of Securities hereunder by the Investors shall be completed contemporaneously with the purchase of Securities by all other persons. The Investors may determine, as between themselves, to acquire all or part of the offered Securities. Unless otherwise indicated by the Investors, if both accept the offer they shall be deemed to be purchasing the offered Securities in equal proportions.

5.5 After the expiry of the time stipulated in the offer, or on receipt of written confirmation from both Investors that they elect not to exercise the option with respect thereto, PCR or Opco, as the case may be, may for 180 days thereafter offer the remaining Securities to the persons and in the manner it thinks most beneficial, but the offer to those persons shall not be at a price less than, or on terms less favourable to PCR or Opco, as the case may be, than the offer to the Investors.

5.6 At such time, if any, as the Investors' first cease to collectively own the Minimum Percentage, the right to purchase securities as set out in this Part 5 will immediately terminate.

                                     PART 6

                          MATTERS AFFECTING PROPERTIES

Properties to be Governed Hereby

6.1 If, prior to March 1, 2004, the Owner identifies an Acquired Property of merit in respect of which the Owner has acquired or may acquire an NCI which it believes may be of interest to the Investors, the Owner, and all persons acting on its behalf, shall deliver a notice to the Investors, providing reasonable details regarding the Property, the NCI and the Underlying Agreement and requesting the Investors to determine whether such Acquired Property:

     (a)  is one that should be governed by this Agreement; and

     (b) should be acquired by or transferred to Opco, or failing which under the terms of the agreement between PCR and Opco will be held by PCR subject to the terms of this Agreement.

The Investors shall notify the Owner in writing within 15 days after receipt of the Owner's notice of their determination. The Investors Earn-In Rights under this Part 6 shall not be limited as to time but may only be exercised on those Acquired Properties which are held subject to this Agreement on or prior to March 1, 2004.

6.2 If the Investors determine that such Acquired Property is not one that should be governed by this Agreement, the Owner will be free to deal with that Acquired Property as it sees fit and that Acquired Property shall thereafter not be subject to this Agreement. Failure by the Investors to notify the Owner of their determination within the time limit in ss.6.1 will be deemed to be a determination that the Acquired Property should not be governed by this Agreement.

6.3 If the Investors determine that the Acquired Property is to be governed by this Agreement, they shall either sign a separate confidentiality agreement relating to the particular Property or shall add the Property to the schedule of properties governed by the current Confidentiality Agreements. Thereafter the Owner will make all data in its possession or control available to the Investors and will, if requested to do so by the Investors and subject to limits imposed by the relevant Governmental Authority, arrange for site visits at the earliest reasonable time and within such time periods that will allow the Investors adequate time for evaluating the Property. The Investors shall be responsible for their own costs in connection with such site visits and such other costs as may have been agreed by the Investors in advance of the site visit.

Categorization of Exploration or Development Property

6.4 On the earlier of 15 days after receipt of the Owner's notice under ss.6.1, if the Investors have already completed a site visit, or within 30 days of completion of a site visit as contemplated in ss.6.3, the Investors shall deliver a notice to the Owner indicating whether the Acquired Property should be categorized as:

     (a)  an Exploration Property, in which casess.6.5 toss.6.13 will govern; or

     (b)  a Development Property, in which casess.6.14 toss.6.21 will govern.

Failure by the Investors to notify the Owner of their election within the above time limit will be deemed to be an election to categorize the Acquired Property as an Exploration Property.

Third Party Dealings Prior to Earn-in

6.5 All dealings by the Owner with respect to an Acquired Property before the Investors have exercised their Earn-In Rights on two Properties shall be subject to the Investors' Earn-In Rights and any Person who acquires an Interest in an Acquired Property prior thereto shall hold that Interest subject to the Investors' Earn-In Rights and, following such acquisition, this Agreement shall apply mutatis mutandis to that Person and the Interest which it has acquired so that the Person and PCR shall enjoy the rights and benefits flowing from the Investors and shall be subject to the same duties and obligations to the Investors pro rata their respective Interests.

Earn-in Rights Generally

6.6 The Investors will have the right to earn an Interest (the "Earn-In Right") in an aggregate of two NCIs, exercisable in the manner set out either in ss.6.8 or ss.6.14. After the Investors have exercised their Earn-in Rights as to two Acquired Properties, the Earn-In Rights will terminate and the provisions of ss.6.1 through ss.6.21 will cease to apply to the Parties.

Exploration Properties Generally

6.7 An Acquired Property that has been categorized by the Investors as an Exploration Property will form part of the general assets of the Owner, but will remain subject to the terms of this Agreement, and in particular:

     (a) all dealings with such Property by the Owner before the production of a Preliminary Feasibility Report relating thereto will be subject to the Earn-in Rights of the Investors set out more particularly in ss.6.8.

     (b) the Owner may, but is not obligated to, perform additional work on the Property;

     (c) all Preliminary Feasibility Reports shall be presented and delivered to the Investors, forthwith upon completion or receipt by the Owner, at a meeting to be held at a mutually convenient time and place and called by the Owner on at least 30 days notice to the Investors;

     (d) if less than $1,000,000 in Expenditures have been incurred by the Owner in connection with the Exploration Property, the Owner may elect to abandon the Property or allow contractual rights to expire without the consent of the Investors but will provide notice of such event to the Investors; and

     (e) if the Owner has incurred Expenditures of $1,000,000 or more and wishes to abandon the Exploration Property or allow contractual rights to expire, it shall first give 30 days notice to the Investors of such intent and if the Investors request the Owner not to abandon the Property or to allow the contractual rights to expire, the Investors shall, subject to the applicable Underlying Agreement and approval of the relevant Governmental Authority, assume the obligations of the Owner with respect to such contractual rights.

Earn-in Right on Exploration Properties

6.8 Subject to existing requirements under any applicable Underlying Agreement, the Investors will have a right to earn a 51% Interest in respect of an Exploration Property and will have the further joint right to become the operator of programs on such Exploration Property, by

     (a) completing, at their sole cost as between the Parties, a Final Feasibility Report with respect to the Exploration Property, and

     (b) arranging for, and giving notice as contemplated in ss.6.12 of, funding (by equity, debt or a combination thereof) of all costs which are required to be provided by the Parties in respect of the NCI to bring the Property into commercial production as contemplated in a Final Feasibility Report.

6.9 The Earn-in Rights are exercisable with respect to an Exploration Property in respect of which the Investors give the Owner an Exercise Notice prior to the 30th day after the date of the meeting contemplated in ss.6.7(c). Failing delivery of an Exercise Notice within the 30 days aforesaid, the Investors shall be deemed to have elected that the Exploration Property be released from their Earn-In Rights and that Property shall thereafter not be subject to this Agreement.

Earning an Interest - Exploration Property

6.10 Where the Investors have delivered an Exercise Notice as contemplated in ss.6.9, the Investors will thereafter have the right to design and implement such programs of work to be conducted on the Exploration Property as, in their sole discretion, they consider necessary to complete a Final Feasibility Report with respect thereto and will earn the Interest in accordance with the following provisions.

6.11 The Investors shall complete the Final Feasibility Report contemplated in ss.6.10 without undue delay and within such time limits as are imposed by the applicable Underlying Agreement. The Investors shall present and deliver to the Owner a copy of the Final Feasibility Report, forthwith upon completion or receipt by the Investors, at a meeting to be held at a mutually convenient time and place and called by the Investors on at least 30 days notice to the Owner. At the meeting or by separate notice the Investors will indicate by notice whether:

     (a) they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case ss.6.12 shall apply;

     (b) they consider the Final Feasibility Report to be otherwise positive and bankable, but that it is not prudent to proceed at that time for reasons or as a result of conditions which they shall itemize at that time; in which case ss.6.13 shall apply; or

     (c) they no longer wish to retain their Earn-In Rights with respect to that Exploration Property, in which case that Property shall cease to be subject to this Agreement.

Notwithstanding the foregoing, the Investors may, at any time prior to completion of a Final Feasibility Report, give notice to the Owner that they are abandoning the completion of the Final Feasibility Report and that they no longer wish to retain their Earn-In Rights with respect to that Exploration Property, in which case that Property shall cease to be subject to this Agreement. The Investors will, promptly following the abandonment, provide the Owner, on a without-warranty basis, with copies of all factual information and data held or developed by the Investors as part of their Final Feasibility Report work which the Investors are not precluded from providing as a result of confidentiality obligations to third parties.

6.12 If the Investors give notice under ss.6.11(a), the Investors shall have 180 days from the date of delivery of the notice to the Owner under ss.6.11(a) to obtain (by equity and commitments from a bank or other third party for financing) 100% of the funds necessary for the program contemplated by the Final Feasibility Report which are required to be provided by the Parties in respect of the NCI. Upon the delivery of a Commitment Notice by the Investors to the Owner that the required funds are available:

     (a) the Investors shall have earned an undivided 51% Interest provided always that if the applicable Underlying Agreement provides that the Owner must complete the programs before an Interest is earned, the Investors shall earn their Interest at the same time as the Owner; and

     (b) upon the Interest having been earned, the Investors shall have exercised an Earn-In Right.

6.13 If the Investors give notice of deferral under ss.6.11(b), the Investors may, where possible in accordance with the Underlying Agreement, defer delivery of a Commitment Notice from time to time until, in their view, the subject Property could be placed into commercial production and such deferral shall not prejudice the rights of the Investors hereunder. If the Investors elect to defer commencement of programs contemplated in the Final Feasibility Report under such circumstances, they shall update the Final Feasibility Report annually and deliver the results of such update to the Owner together with an indication whether they are continuing to defer a decision to commence with the programs.

Earn-in Right on Development Properties

6.14 Subject to existing requirements under any applicable Underlying Agreement, the Investors will have a right to earn a 70% Interest in respect of a Development Property and will have the further joint right to become the operator of programs on such Development Property, by

     (a) completing, at their sole cost as between the Parties, such exploration work or other activities as may be necessary after its categorization as a Development Property under ss.6.4 and a Final Feasibility Report with respect to the Development Property, and

     (b) arranging for, and giving notice as contemplated in ss.6.17 of, funding (by equity, debt or a combination thereof) 70% of the costs which are required to be provided by the Parties in respect of the NCI to bring the mine into commercial production as contemplated in a Final Feasibility Report (or 70% of such funds as are required for the programs contemplated under the Final Feasibility Report where such programs relate to the expansion of an existing or currently operating mine).

Earning an Interest - Development Property

6.15 Where under ss.6.4(b) the Investors have categorized the Acquired Property as a Development Property, the Investors will thereafter have the right to design and implement such programs of work to be conducted on the Property as, in their sole discretion, they consider necessary to complete a Final Feasibility Report with respect thereto and will earn their Interest in accordance with the following provisions.

6.16 The Investors shall complete the Final Feasibility Report contemplated in ss.6.15 without undue delay and within such time limits as are imposed by the applicable Underlying Agreement. The Investors shall present and deliver to the Owner a copy of the Final Feasibility Report, forthwith upon completion or receipt by the Investors, at a meeting to be held at a mutually convenient time and place and called by the Investors on at least 30 days notice to the Owner. At the meeting or by separate notice the Investors will indicate by notice whether:

     (a) they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case ss.6.17 shall apply;

     (b) they consider the Final Feasibility Report to be otherwise positive and bankable, but that it is not prudent to proceed at that time for reasons or as a result of conditions which they shall itemize at that time; in which case ss.6.18 shall apply; or

     (c) they no longer wish to retain their Earn-In Rights with respect to that Property, in which case that Property shall cease to be subject to this Agreement.

Notwithstanding the foregoing, the Investors may, at any time prior to completion of a Final Feasibility Report, give notice to the Owner that they are abandoning the completion of the Final Feasibility Report and that they no longer wish to retain their Earn-In Rights with respect to that Property, in which case that Property shall cease to be subject to this Agreement. The
Investors will, promptly following the abandonment, provide the Owner, on a without-warranty basis, with copies of all factual information and data held or developed by the Investors as part of their Final Feasibility Report work which the Investors are not precluded from providing as a result of confidentiality obligations to third parties.

6.17 If the Investors give notice under ss.6.16(a) or ss.6.18, the Investors shall have 180 days from the date of delivery of the notice to the Owner under ss.6.16(a) or ss.6.18 to obtain (by equity and commitments from a bank or other third party for financing) 70% of the funds necessary for the program contemplated by the Final Feasibility Report which are required to be provided by the Parties in respect of the NCI. Upon delivery of a Commitment Notice by the Investors to the Owner that the required funds are available:

     (a) the Investors shall have earned an undivided 70% Interest, provided always that if the applicable Underlying Agreement provides that the Owner must complete the programs before an Interest is earned, the Investors shall earn their Interest at the same time as the Owner; and

     (b) upon the Interest having been earned, the Investors will have exercised an Earn-in Right.

6.18 If the Investors give notice of deferral under ss.6.16(b), the Investors may, where possible in accordance with the Underlying Agreement, defer delivery of a Commitment Notice from time to time until, in their view, the subject Property could be placed into commercial production and such deferral shall not prejudice the rights of the Investors hereunder. If the Investors elect to defer commencement of programs contemplated in the Final Feasibility Report under such circumstances, they shall update the Final Feasibility Report annually and deliver the results of such update to the Owner together with an indication whether they are continuing to defer a decision to commence with the programs. The Investors may, at any time during the deferral, give notice to the Owner that conditions upon which the deferral has been based have been overcome and they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case ss.6.17 shall apply to the Investors and ss.6.19 to ss.6.21 will apply to the Owner.

6.19 The Investors will be entitled to include in the terms of any bank or third party commitment for financing a condition precedent that the Owner will provide the remaining 30% of the funds necessary for the programs of work which are required to be provided by the Parties in respect of the NCI.

6.20 If the Owner is unable, during the ISO-day period referred to in ss.6.17, to deliver a Commitment Notice for its 30% of the required funds the Investors can either:

     (a)  notify the Owner that the production programs will be postponed; or

     (b) elect to arrange for or provide such remaining funds as are necessary for the programs contemplated by the Final Feasibility Report, in which case the Owner's Interest will be diluted in accordance with the dilution formula set out in the Terms of Joint Venture annexed as Schedule F hereto.

6.21 If the Investors elect under ss.6.20 to postpone the production programs, the Owner and Investor shall maintain their respective interests in the Property. The Investors shall update the Final Feasibility Report annually and may, at any time, elect to proceed with the production program contained therein. In such case, the Investors will give notice in writing to the Owner and the Owner will thereafter have 180 days within which to arrange for financing of its share of funds required for the production programs. If after the expiry of such time the Owner cannot deliver a Financing Notice for its share of funds, the Investors will be entitled to provide balance of such funds for the production programs and the interest of the Owner will be diluted in accordance with the dilution formula set out in the Terms of Joint Venture annexed as Schedule F hereto.

Joint Venture

6.22 As promptly as practicable after the Closing Date, the Parties shall settle the form of Joint Venture Agreement relating to Properties, which Joint Venture Agreement shall include at least the terms set out on Schedule F, including a provision that if the Owner's Interest is diluted to 10% its Interest will be converted to a 1% Net Smelter Return Royalty, as defined in Schedule E, from that share of production from a mine on the Property which is taken in kind or attributable to the Interests held by the Parties. Notwithstanding actual Expenditures of an Owner, the Owner's initial contribution for a Development Property for the purposes of calculating dilution shall be deemed to be such amount that is equal to 30% of total Expenditures at the time of Commitment Notice. Each Property for which the Investors have exercised an Earn-In Right will be governed by its own separate Joint Venture Agreement.

Cost Recovery - Development Property

6.23 With respect to a Development Property, Net Proceeds shall be distributed as follows:

     (a)  firstly 100% to repay any third party project financing;

     (b) secondly, 100% to repay any project financing contributed by the Parties as between the Parties in proportion to their percentage contribution level to the project financing;

     (c) thirdly, to repay any Prior Costs, excluding deemed costs, prior to the date of the Investors' Commitment Notice; and

     (d)  finally, to the Parties in proportion to their respective Interests.

Cost Recovery - Exploration Property

6.24 With respect to an Exploration Property, Net Proceeds shall be distributed as follows:

     (a)  firstly 100% to repay any third party project financing;

     (b) secondly, until the First Recovery Date, 75% to the Investors in respect of their Prior Costs, excluding deemed costs (in proportion to their respective Interests as between them) and 25% to the Owner in respect of its Prior Costs, excluding deemed costs, plus interest at Prime Rate plus 2%, calculated in each case from the date on which the said Prior Costs were paid;

     (c) thirdly, until the Second Recovery Date, 100% to the Party that has not yet recovered its Prior Costs, excluding deemed costs, plus interest at the Prime Rate plus 2%, calculated from the date on which such said Prior Costs were paid; and

     (d)  finally, to the Parties in proportion to their respective Interests.

PCR Consulting Services

6.25 Where PCR or Opco can demonstrate that its current employees have the required expertise and provided that the contract price is within the standard range in the industry for arms length engagements, such Party shall be entitled to offer its consulting services to any other Party hereto. The Investors may require PCR and Opco to render consulting services, so long as the renumeration for such services is within the standard range in the industry.

                                     PART 7

                 ASSIGNMENTS AND PREFERENTIAL RIGHTS OF PURCHASE

Assignments

7.1 No Party may assign any right, benefit or interest in this Agreement or an NCI in respect of which the Investors have exercised their rights under Part 6 without the prior written consent of the other Parties and any purported assignment without such compliance will be void except:

     (a)  such assignment is permitted if it occurs in accordance with Part 6;

     (b) an Investor may, at any time, assign all or any part of its interest to an Affiliate so long as such Affiliate agrees to be bound by the terms of this Agreement and to retransfer the interest prior to ceasing to be an Affiliate of such Investor;

     (c) Opco may assign all or any part of its interest to a wholly-owned subsidiary of Opco so long as such entity agrees to be bound by the terms of this Agreement and to retransfer the interest prior to ceasing to be a wholly-owned subsidiary;

     (d) PCR may assign all or any part of its Interest to the Investors or to Opco;

     (e)  the Investors may freely assign Interests as between them; and

     (f) such assignment is permitted if it occurs in accordance withss.7.2 through 7.6.

7.2 Subject to ss.7.7 and to existing requirements under any applicable Underlying Agreement, after the Earn-In Rights contained in ss.6.6 and 6.7 have been exercised (by either or both Investors) with respect to an aggregate of two Properties, if:

     (a) the Owner wishes to dispose of all or a portion of its Interest in a Property; or

     (b) the Owner wishes to accept a legally binding and enforceable offer from a third party to purchase, earn or acquire an Interest; it shall first offer to the Investors the same opportunity in the manner hereinafter set out.

7.3 The Owner shall deliver an offer (the "Owner's Offer") to the Investors which shall include at least the following information or documents:

     (a) a written notice specifying in reasonable detail the Property which is the subject of the Owner's Offer, and the NCI in relation thereto;

     (b) all information in the Owner's possession or control relating to the Acquired Property;

     (c) such preliminary feasibility report (if any and without obligating the Owner to produce one) relating to the Acquired Property in the possession or control of the Owner;

     (d) the terms and conditions of the Owner's offer, or a copy of any third party offer contemplated in ss.7.2(b), including the time period for acceptance; and

     (e) all other information, analysis and data in the Owner's possession or control that the Investors may reasonably request or which might reasonably be expected to be useful to them in deciding whether to accept the Owner's Offer;

and in all cases if the Investors have not previously executed a confidentiality agreement governing the subject Property, upon request of the Owner before delivery of the information, they shall do so.

7.4 The Investors shall have 30 days after receipt of the Owner's Offer to accept the Owner's Offer. Either or both of the Investors may elect in writing to accept such offer and where both Investors elect to accept, they shall participate in purchasing, earning or acquiring the Interest in equal proportions unless otherwise agreed between them. Completion of the transaction shall occur on a date agreed among the Parties but not earlier than 60 days after delivery of the acceptance notice.

7.5 If neither Investor accepts the Owner's Offer within the time period provided for acceptance, the Investors shall be deemed to have declined the offer and the Owner may, for a period of 180 days thereafter, sell or dispose of the Interest to a third party (and where the Owner's Offer relates to a specific third party offer to that third party) on the same, or financially equivalent, terms and conditions as set out in the Owner's Offer; provided that, with respect to the Properties in which the Investors have exercised their Earn-in Rights, the third party agrees to be bound by this Agreement. If the Owner does not complete the acquisition or transaction within the said 180 days, the preferential right of purchase enjoyed by the Investors shall again apply to any proposed disposition.

7.6 If after making an election or earning an Interest under Part 6 an Investor wishes to transfer all of the Interest to a third party other than an Affiliate, it must first offer the Interest to Opco or PCR in accordance with the provisions of ss.7.2 to ss.7.5 and for these purposes "Owner" shall be read to mean the particular Investor and "Investors" shall be read to mean Opco or PCR, as the case may be.

7.7 This Part 7 shall cease to apply to Properties, other than the two in respect of which the Investors have exercised their Earn-In Rights, on the earlier of March 1, 2004, and the third anniversary of the date the Investors have exercised their Earn-In Rights on two Properties.

                                     PART 8

                                   CONDITIONS

Conditions to the Obligations of Teck and Cominco

8.1 Except as otherwise specifically set forth herein, all obligations of Teck and Cominco under this Agreement are subject to the fulfilment, before or on the Closing Date, of each of the following conditions for the exclusive joint benefit of the Investors, each of which may be waived in whole or in part by the Investors, on or before the Closing Date:

     (a) all representations and warranties of PCR contained in this Agreement or in any written statement delivered to Teck or Cominco under this Agreement, are true and correct, when made and will be true and correct at the Closing Date; and

     (b) each of the covenants and agreements of, conditions imposed upon and the deliveries set out herein to be made by PCR to be performed, satisfied or complied with on or before the Closing Date has been duly performed, satisfied and complied with in all respects on or before the Closing Date.

Conditions to the Obligations of PCR

8.2 Except as otherwise specifically set forth herein, all obligations of PCR under this Agreement are subject to the fulfilment, before or on the Closing Date, of each of the following conditions for the exclusive benefit of PCR and each of which may be waived in whole or in part by PCR on or before the Closing
Date:

     (a) receipt of any Requisite Approvals for the transactions contemplated in this Agreement;

     (b) all representations and warranties of Teck and Cominco contained in this Agreement, or in any written statement delivered to PCR by Teck or Cominco under this Agreement, are true and correct, when made and will be true and correct on the Closing Date; and

     (c) each of the covenants, agreements and conditions of Teck and Cominco to be performed, satisfied or complied with on or before the Closing Date pursuant to the terms hereof has been duly performed, satisfied and complied with in all respects on or before the Closing Date.

                                     PART 9

                                  FORCE MAJEURE

Force Majeure

9.1 Notwithstanding any other provision of this Agreement, a Party's rights and privileges shall not be affected and no liabilities hereunder shall result to that Party, except for monies then due, for any delay in performance or non-performance caused by circumstances beyond the control of the party affected, including but not limited to acts of God, earthquake, fire, flood or the elements, perils of the sea, including any action or threatened action of any nation endangering transport, malicious mischief, riots, strikes, lockouts, boycotts, picketing, labour disturbances, war, compliance with any directive, order or regulation of any governmental authority or representatives thereof acting under claim or colour of authority, accidents, equipment or operational breakdown, shortage or inability to obtain fuel, electric power, raw materials or manufactured products, equipment, containers or transportation, unfavourable economic or political considerations beyond the control of that Party such as, but not limited to foreign exchange controls restricting foreign investment or the return of foreign investment, or the currency in which it is payable and restrictions on the export of production or due to any cause beyond that Party's reasonable control whether or not similar to the foregoing.

Notice

9.2 Upon the occurrence of an event of force majeure, the affected Party shall notify the other Parties immediately upon such occurrence and the Parties shall exercise all reasonable efforts and due diligence to eliminate or remedy any event of force majeure or interrupting proponents hereunder (provided that nothing herein contained shall be construed as requiring any party to accede to any demands of workers which it considers unreasonable or to test constitutionality of any law).

Extension of Time

9.3 If an event of force majeure occurs, the time periods during which a Party must satisfy its obligations hereunder will be extended for the same length of time as the event of force majeure continues.

                                     PART 10

                               GENERAL PROVISIONS

Entire Agreement

10.1 This Agreement and the Confidentiality Agreements constitute the entire agreement among the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement other than agreements executed by each of the Parties on or after the date of this Agreement.

No Other Representations

10.2 No director, officer, employee or agent of any Party has any authority to make any representation or warranty not contained in this Agreement, and each Party agrees that it has executed this Agreement without reliance upon any such representation or warranty.

Waiver and Consent

10.3 No consent or waiver, express or implied, by either Party to or of any breach or default by the other of any or all of its obligations under this Agreement will

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to thisss.10.3;

     (b) be relied on as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this ss.10.3 in any other or subsequent instance.

Amendments

10.4 This Agreement may not be amended except by written document signed by all Parties to this Agreement.

Press Releases

10.5 Each Party shall consult with the others prior to issuing any press release or other public statement regarding a Property or the activities of the Parties with respect thereto:

     (a)  during the Earn-In Period in respect of all Acquired Properties; and

     (b) thereafter in respect of Acquired Properties for which the Investors have exercised the Earn-In Rights.

At all times each Party shall obtain prior approval from the other before issuing any press release or public statement using the others' names or the name of any of the others' associated companies or of any of the officers, directors or employees of the others or their associated companies.

Binding Effect

10.6 This Agreement will enure to the benefit of and be binding upon the respective legal representatives, successors and permitted assigns of the Parties.

Time of Essence

10.7 Time is of the essence in the performance of each obligation under this Agreement.

Further Assurances

10.8 Each Party will at all times and from time to time cooperate with each other Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each Party of all or any of the provisions herein contained and, in particular, do all acts and things and execute under its corporate seal or otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof.

Notice

10.9 Every notice, request, demand or direction (each, for the purposes of this ss.10.9, a "notice") to be given pursuant to this Agreement by any Party to another will be in writing and will be delivered or sent by telecopier or other similar form of instantaneous written communication on tangible medium, in each case, addressed as applicable as follows:

        If to PCR:

               350 Bay Street, Suite 700
               Toronto, Ontario
               M5H 2S6

               Fax:  416-368-2579
               Attention:  Donald S. Hicks

        If to Teck at:

               600 - 200 Burrard Street
               Vancouver, British Columbia
               V6C 3L9

               Fax:  (604) 687-6100
               Attention:  Secretary

        If to Cominco at:

               500 - 200 Burrard Street
               Vancouver, British Columbia
               V6C 3L7

               Fax:  (604) 844-2516
               Attention:  General Manager, Exploration, International

or to such other address as is specified by the particular Party by notice to the other.

Deemed Receipt

10.10 Any notice delivered or sent in accordance with ss.10.9 will be deemed to have been given and received:

          (a) if delivered, on the first Business Day after the day of delivery; and

          (b) if sent by telecopier or other similar form of instantaneous written communication, on the first Business Day after the day of transmittal. Termination

10.11   This Agreement will terminate:

          (a)  upon mutual agreement of the Parties; and

          (b) at the option of the Investors if any of the events set out in 2.8(b) occurs.

Counterparts

10.12 This Agreement may be signed by facsimile and in any number of counterparts and all such counterparts will be taken to comprise a single agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.


The Corporate Seal of                       )
PACIFIC CANADA RESOURCES INC.               )
was affixed in the presence of:             )
                                            )
/s/                                         )     C/S
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
/s/                                         )
--------------------------------------------)
Authorized Signatory                        )


The Corporate Seal of                       )
TECK CORPORATION                            )
was affixed in the presence of:             )
                                            )
/s/                                         )     C/S
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
/s/                                         )
--------------------------------------------)
Authorized Signatory                        )


The Corporate Seal of                       )
COMINCO LTD.                                )
was affixed in the presence of:             )
                                            )
/s/                                         )     C/S
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
/s/                                         )
--------------------------------------------)
Authorized Signatory                        )